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                                                                  EXHIBIT 15 (b)

                               DISTRIBUTION PLAN

                                      OF

                    MERRILL LYNCH CORPORATE BOND FUND, INC.

                            PURSUANT TO RULE 12b-1

        DISTRIBUTION PLAN made as of the ______ day of __________, 198_ and amended as of _____________, 1992, by and between Merrill Lynch Corporate Bond Fund, Inc., a Maryland corporation (the "Fund"), and Merrill Lynch Funds Distributor, Inc., a Delaware corporation ("MLFD").

                             W I T N E S S E T H:
                             - - - - - - - - - -

        WHEREAS, the Fund intends to engage in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

        WHEREAS, the Fund is comprised of three separate portfolios, namely, the High Income Portfolio, the High Quality Portfolio and the Intermediate Term Portfolio (the "Portfolios"), each of which pursues its own investment objective through separate investment policies, and may in the future comprise one or more additional portfolios; and

        WHEREAS, MLFD is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers; and

        WHEREAS, the Fund has entered into an amended Distribution Agreement with MLFD, pursuant to which MLFD acts as the exclusive distributor and representative of the Fund in the offer and sale of shares of the Class B High Income Portfolio Series Common Stock, the Class B High Quality Portfolio Series Common Stock and the Class B Intermediate Term Portfolio Series Common Stock (collectively, the "Class B shares") of the Fund to the public; and

        WHEREAS, the Fund has adopted this Distribution Plan pursuant to Rule 12b-1 under the Investment Company Act, pursuant to which the Fund with respect to the High Income and High Quality Portfolios will pay a distribution fee to MLFD in connection with the distribution of Class B shares of each such Portfolio;


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        WHEREAS, the Fund desires to adopt this Distribution Plan with respect to Class B Intermediate Term Portfolio Series Common Stock; and

        WHEREAS, the Directors of the Fund have determined that there is a reasonable likelihood that adoption of this Distribution Plan will benefit the Fund and its Class B shareholders.

        Now, THEREFORE, the Fund hereby adopts, and the Distributor hereby agrees to the terms of, this Distribution Plan (the "Plan") in accordance with Rule 12b-1 under the Investment Company Act on the following terms and conditions:

        1. The Fund shall pay MLFD a distribution fee under the Plan at the end of each month (i) at the annual rate of .75% of the average daily net asset value of the Class B shares of the High Income and High Quality Portfolios, and
(ii) at the annual rate of .50% of the average daily net asset value of the Class B shares of the Intermediate Term Portfolio, to compensate MLFD and securities firms with which MLFD enters into related agreements ("Sub-Agreements") pursuant to Paragraph 2 hereof for providing sales and promotional activities and services. Such activities and services will relate to the sale, promotion and marketing of the Class B shares of such Portfolios and payments related to the furnishing of services to Class B shareholders by sales and marketing personnel. Such expenditures may consist of sales commissions to financial consultants for selling Class B shares of such Portfolios, compensation, sales incentives and payments to sales and marketing personnel, and the payment of expenses incurred in its sales and promotional activities, including advertising expenditures related to the Class B shares of such Portfolios, the costs of preparing and distributing promotional materials, and the costs of providing services to Class B shareholders of a Portfolio, including assistance in connection with inquiries related to Class B shareholder accounts. Only distribution expenditures properly attributable to the sale of Class B shares of a Portfolio will be used to justify any fee paid by the Fund with respect to that Portfolio pursuant to this Plan, and, to the extent that such expenditures relate to more than one Portfolio, the expenditures will be allocated between the affected Portfolios in a manner deemed appropriate by the Board of Directors of the Fund.

        2. The Fund hereby authorizes MLFD to enter into Sub-Agreements with certain securities firms ("Securities Firms"), including Merrill Lynch, Pierce, Fenner & Smith Incorporated, to provide compensation to such Securities Firms for activities and services of the type referred to in Paragraph 1. MLFD may reallocate all or a portion of its distribution fee to such Securities Firms as compensation for the above-mentioned activities and services. Such Sub-Agreement shall provide that the Securities Firms shall provide MLFD with such information as is reasonably necessary to permit MLFD to comply with the reporting requirements set forth in Paragraph 3 hereof.

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        3.  MLFD shall provide the Fund for review by the Board of Directors, and the Directors shall review, at least quarterly, a written report complying with the requirements of Rule 12b-1 regarding the disbursement of the distribution fee during such period.

        4. This Plan shall not take effect with respect to a Portfolio until it has been approved by a vote of at least a majority, as defined in the Investment Company Act, of the outstanding Class B voting securities of that Portfolio.

        5. This Plan shall not take effect with respect to a Portfolio until it has been approved, together with any related agreements with respect to that Portfolio, by votes of a majority of both (a) the Directors of the Fund and (b) those Directors of the Fund who are not "interested persons" of the Fund, as defined in the Investment Company Act, and have no direct or indirect financial interest in the operation of the Plan or any agreements related to it
(the "Rule 12b-1 Directors"), cast in person at a meeting or meetings called for the purpose of voting on this Plan and such related agreements.

        6. This Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Paragraph 5.

        7. This Plan may be terminated with respect to a Portfolio at any time by vote of a majority of the Rule 12b-1 Directors or by vote of a majority of the outstanding Class B voting securities of that Portfolio.

        8. This Plan may not be amended to increase materially the rate of distribution payments provided for in Paragraph 1 hereof unless such amendment is approved in the manner provided for initial approval in Paragraphs 4 and 5 hereof, and no material amendment to the Plan shall be made unless approved in the manner provided for approval and annual renewal of Paragraph 5 hereof.

        9. While this Plan is in effect, the selection and nomination of Directors who are not interested persons, as defined in the Investment Company Act, of the Fund shall be committed to the discretion of the Directors who are not interested persons.

        10. The Fund shall preserve copies of this Plan and any related agreements and all reports made pursuant to Paragraph 3.

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hereof, for a period of not less than six years from the date of this Plan, or the agreements or such report, as the case may be, the first two years in an easily accessible place.

        IN WITNESS WHEREOF, the parties hereto have executed this Distribution
Plan as of                      , 1992.
          ----------------------

                        MERRILL LYNCH CORPORATE BOND FUND, INC.

                        By
                          -------------------------------------

                        MERRILL LYNCH FUNDS DISTRIBUTOR, INC.

                        By
                          -------------------------------------

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                        DISTRIBUTION PLAN SUB-AGREEMENT


        AGREEMENT made as of the        day of       , 198  and amended as of
                                --------      -------     -
the        day of       , 1992 by and between Merrill Lynch Funds Distributor,
   --------      -------
Inc., a Delaware corporation (the "Distributor"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation (the "Securities Firm")


                             W I T N E S S E T H:
                             - - - - - - - - - -


        WHEREAS, the Distributor has entered into an agreement with Merrill Lynch Corporate Bond Fund, Inc., a Maryland corporation (the "Fund"), pursuant to which it acts as the exclusive distributor for the sale of shares of the Class B High Income Portfolio Series Common Stock, the Class B High Quality Portfolio Series Common Stock and the Class B Intermediate Term Portfolio Series Common Stock (collectively, the "Class B shares") of the Fund; and

        WHEREAS, the Distributor and the Fund have entered into a Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act") pursuant to which the Distributor receives a distribution fee from the Fund at the annual rate of 0.75% of the average daily net asset value of the Class B shares of the Fund's High Income Portfolio and High Quality Portfolio and at the annual rate of .50% of the average daily net asset value of the Class B Shares of the Fund's Intermediate Term Portfolio for providing sales and promotional activities and services related to the distribution of Class B shares of the Fund; and

        WHEREAS, the Distributor desires the Securities Firm to perform certain sales and promotional activities and services for the Fund's Class B shareholders, and the Securities Firm is willing to perform such services;

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

        1. The Securities Firm shall provide sales and promotional activities and services with respect to the sale of the Class B shares of the Fund, and incur distribution expenditures, of the types referred to in Paragraph 1 of the Plan.

        2. As compensation for its services performed under this Sub-Agreement, the Distributor shall pay the Securities Firm a fee and a distribution fee at the end of each calendar month in an amount agreed upon by the parties hereto.

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        3.  The Securities Firm shall provide the Distributor, at least quarterly, such information as reasonably requested by the Distributor to enable the Distributor to comply with the reporting requirements of Rule 12b-1 regarding the disbursement of the fee during such period referred to in Paragraph 3 of the Plan.

        4. This Sub-Agreement shall not take effect with respect to a Portfolio until it has been approved with respect to that Portfolio by votes of a majority of both (a) the Directors of the Fund and (b) those Directors of the Fund who are not "interested persons" of the Fund, as defined in the Act, and have no direct or indirect financial interest in the operation of this Plan, or any agreements related to it, cast in person at a meeting or meetings called for the purpose of voting on this Agreement.

        5. This Sub-Agreement shall continue in effect for as long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Paragraph 5.

        6. This Sub-Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Plan or any amendment to the Plan that requires such termination.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of                   , 1992.
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                                MERRILL LYNCH FUNDS DISTRIBUTOR INC.

                                By
                                  -----------------------------------

                                MERRILL LYNCH, PIERCE, FENNER & SMITH
                                 INCORPORATED

                                By
                                  -----------------------------------

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